Exhibit 99.1

PRELIMINARY PROXY

CAPITOL INVESTMENT CORP. IV
1300 17th Street, Suite 820

Arlington, VA 22209

Tel. (202) 654-7060

GENERAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE GENERAL MEETING TO BE HELD ON

[●], 2019

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the general meeting to be held at 10:00 a.m. EST on [●], 2019 at the offices of Graubard Miller at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, and hereby appoints Mark D. Ein and L. Dyson Dryden, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares, of Capitol Investment Corp. IV (“Capitol”) registered in the name provided, which the undersigned is entitled to vote at the general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1A AND 1B (THE BUSINESS COMBINATION PROPOSALS) BELOW, FOR” EACH OF PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 3 BELOW, “, “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL) BELOW, “AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

THE CAPITOL BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1A AND 1B (THE BUSINESS COMBINATION PROPOSALS) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 3 BELOW, “FOR” PROPOSAL 4 (THE INCENTIVE PLAN PROPOSAL) BELOW, AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSALS, CHARTER PROPOSALS, DIRECTOR ELECTION PROPOSAL, AND INCENTIVE PLAN PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.	To approve the following proposals:

1a.	The domestication of Capitol Investment Corp. IV (“Capitol”) in Delaware.	FOR ☐	AGAINST ☐	ABSTAIN ☐

1b.	The approval and adoption of the Agreement and Plan of Merger, dated as of April 7, 2019.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the following material differences between the constitutional documents of Capitol that will be in effect upon the closing of the transactions and Capitol’s current amended and restated memorandum and articles of association:

2a.	The name of the new public entity will be “Nesco Holdings, Inc ” as opposed to “Capitol Investment Corp. IV”.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2b.	Capitol will have 250,000,000 authorized shares of common stock and 5,000,000 authorized shares of preferred stock, as opposed to Capitol having 400,000,000 authorized Class A ordinary shares, 50,000,000 authorized Class B ordinary shares, and 1,000,000 authorized preference shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2c.	The restatement of Capitol’s amended and restated memorandum and articles of association into a certificate of incorporation and bylaws.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To elect the following directors who, upon the consummation of the mergers, will be the directors of Capitol, in the classes set forth below:

Class A (to serve until 2020 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):

	Lee Jacobson	FOR	WITHHOLD
		☐	☐

	L. Dyson Dryden	FOR	WITHHOLD
		☐	☐
Class B (to serve until 2021 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):

	Jeffrey Stoops	FOR	WITHHOLD
		☐	☐

	Rahman D’Argenio	FOR	WITHHOLD
		☐	☐
Class C (to serve until 2022 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):

	Mark D. Ein	FOR	WITHHOLD
		☐	☐

	Doug Kimmelman	FOR	WITHHOLD
		☐	☐

	William Plummer	FOR	WITHHOLD
		☐	☐

4.	To approve the adoption of the 2019 Omnibus Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	To adjourn the general meeting to a later date or dates, if necessary, if Captiol is unable to consummate the mergers for any reason.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: ________________ 2019

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.